Exhibit 10.1

               PRACTICE MANAGEMENT SERVICES TERMINATION AGREEMENT

      This PRACTICE MANAGEMENT SERVICES TERMINATION AGREEMENT (the "Agreement") is entered into as of this 10th day of July, 2001 (the "Effective Date") by and between ISOTOPE SOLUTIONS, INC., F/K/A MOLECULAR RADIATION MANAGEMENT, INC., a New York business corporation having its principal place of business at Garden City, New York (hereinafter referred to as "Isotope Solutions"), and NEW YORK MEDICAL ONCOLOGY, P.C., D/B/A CENTER FOR MEDICAL ONCOLOGY (herein referred to as "P.C."), a New York professional corporation having its principal place of business at Garden City, New York. Isotope Solutions and P.C. are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                   WITNESSETH

      WHEREAS, Isotope Solutions and P.C. are parties to the Practice Management Services Agreement dated as of September 1, 2000, as amended by the Intellectual Property Addendum to the Practice Management Services Agreement dated March 27, 2001 (collectively the "Management Services Agreement"); and

      WHEREAS, Isotope Solutions and P.C. agree to terminate the Management Services Agreement; and

      WHEREAS, as of June 30, 2001, Isotope Solutions is owed the sum of $395,280.13 from P.C. under the Management Services Agreement (the "Indebtedness"); and

      WHEREAS, in order to satisfy such liability, P.C. desires to allow Isotope Solutions to collect the P.C.'s outstanding accounts receivable up to the amount of the Indebtedness and to retain any sums collected thereby and credit same against the Indebtedness.

      WHEREAS, the total amount of the P.C.'s accounts receivable is approximately $148,948.60; and

      NOW THEREFORE, in consideration of the promises set forth herein, the Parties agree as follows:

      1. Termination of Management Services Agreement. The Management Services Agreement is hereby terminated effective as of the Effective Date. Subsequent to the execution of this Agreement, P.C. shall have a further and continuing obligation to promptly execute and deliver all further instruments and documents as needed, and take all further action that may be necessary, to perfect Isotope Solution's right in, and to, the accounts receivable, including but not limited to letters of medical necessity. Notwithstanding termination of the Management Services Agreement:

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            1.1 Isotope Solutions shall have the exclusive right and authority, and shall be entitled, to receive all proceeds from past, present, and future accounts, accounts receivable, all reimbursement rights and the proceeds thereof from third party payors due to the P.C., in order to satisfy the P.C.'s Indebtedness to Isotope Solutions.

            1.2 Isotope Solutions shall continue to be responsible for the processing of all billing and collection relevant to all claims for all medical services rendered by the P.C., and in connection with the P.C.'s Practice (the "Claims"), in order to satisfy the P.C.'s Indebtedness.

            1.3 To the extent necessary after the termination of the Management Services Agreement, Isotope Solutions shall, consistent with industry practices, render bills on behalf of the P.C. and thereafter seek to collect said accounts to satisfy the P.C.'s Indebtedness, exercising due care, skill and ability. Isotope Solutions shall also bill and use appropriate efforts to collect all patient deductibles and co-payment amounts.

            1.4 Isotope Solutions shall keep all information obtained from the P.C. concerning identifiable patients and their diagnosis/treatment/evaluation confidential in accordance with New York State law, HIPAA, or other federal laws that may be applicable now or in the future, except for disclosures required for billing purposes or where required by law or subpoena.

            1.5 All Claims for medical services rendered by the P.C. shall be submitted by Isotope Solutions in the name of the P.C. To the extent that there are outstanding Claims for medical services by the P.C. yet to be submitted by Isotope Solutions, such claims will be submitted in the name of the P.C. Remittances and all other proceeds of accounts receivable generated by the P.C. shall be remitted to a post office box maintained by Isotope Solutions on behalf of the P.C. or to such other address as the parties may hereafter agree. All monies and instruments collected by Isotope Solutions on behalf of the P.C. will be deposited into the P.C.'s segregated operating account (the "Segregated Account"); and in connection therewith, the P.C. hereby authorizes Isotope Solutions to endorse all such checks with the P.C. name for deposit to the Segregated Account in order to satisfy the Indebtedness. In the event any payment, proceed or instrument in payment of services or accounts receivable related to the P.C.'s Practice is received directly by the P.C., the same shall be immediately remitted to Isotope Solutions for deposit into the Segregated Account.

            1.6 Isotope Solutions shall designate two individuals who will have signature authority over the Segregated Account. Isotope Solutions shall make payments on behalf of the P.C. from the Segregated Account for obligations of the P.C., which obligations shall include the Indebtedness to be paid to Isotope Solutions pursuant to this Agreement.

            1.7 The following Paragraphs of the Management Services Agreement shall survive the termination of such agreement, and the parties shall continue to be bound thereby: Paragraphs 11, 12,13, 14, 19 (except for sup-paragraph 19(3)), 20, 21, 23.1 and the Intellectual Property Addendum to the Management Services Agreement.

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      2. Discharge of Indebtedness.

            2.1 If the amount collected by Isotope Solutions from the outstanding accounts receivable reaches $148,948.60, or an amount satisfactory to Isotope Solutions, then Isotope Solutions will hereby discharge and release the P.C. of the Indebtedness in its entirety. Upon Isotope Solutions discharge and release of the P.C.'s Indebtedness, the P.C. shall take the necessary and appropriate steps as governed by Article 10 of the New York Business Corporation Law to dissolve the P.C.

            2.2 If the amount collected from the outstanding accounts receivable fails to reach at least $148,948.60, or an amount satisfactory to Isotope Solutions, then Isotope Solutions will have the option, but not the obligation to discharge and release the P.C. of the Indebtedness, or to collect the remaining Indebtedness from the P.C. Upon Isotope Solutions discharge and release of P.C.'s Indebtedness, the P.C. shall take the necessary and appropriate steps as governed by Article 10 of the New York Business Corporation Law to dissolve the P.C.

            2.3 Upon Isotope Solution's discharge and release of the P.C.'s Indebtedness, any medical records in Isotope Solution's possession shall be returned to the P.C. for its safekeeping as required under New York law.

      3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

      4. Entire Agreement; Survival. This Agreement constitutes the entire contract between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein.

      5. Governing Law; Venue. The validity and construction of this Agreement shall be governed by the laws of the State of New York without regard to conflict of law principles. Any action, suit or proceeding arising out of, under, or in connection with this Agreement shall be brought and determined in Nassau County, New York and the parties irrevocably submit to such jurisdiction.

      6. Language Construction. The language in all parts of this Agreement shall be construed, in all cases, according to fair meaning. The parties acknowledge that each party hereto and its counsel have reviewed and revised this Agreement and that no single

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party bears sole responsibility for the preparation and drafting of this
Agreement. Consequently, no rule of construction to the effect that ambiguities are to be resolved against the drafting party should be employed in the interpretation of this Agreement.

      7. Notices. All notices, demands and other communications required or permitted hereunder shall be sufficiently given if delivered in person or mailed by certified mail, postage prepaid, addressed as follows:

            Isotope Solutions:      Isotope Solutions
                                    700 Stewart Avenue.
                                    Garden City, NY  11530
                                    Facsimile: (516) 222-5198

            With a copy to:         McDermott, Will & Emery
                                    50 Rockefeller Plaza
                                    New York, NY 10020
                                    Facsimile: (212) 547-5444
                                    Attn.: R. Michael Herrman, Esq.

            P.C.:                   New York Medical Oncology, P.C.
                                    700 Stewart Avenue, 2nd Floor
                                    Garden City, NY  11530
                                    Facsimile: (516) 222-5198

            With a copy to:         Ira Braunschweig, M.D., President
                                    522 Seagirt Blvd.
                                    Far Rockaway, NY 11691

Or to such other address as either Isotope Solutions or the P.C. may designate by notice in writing to the other.

      8. Successors and Assigns. This Agreement shall inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this

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Agreement that the Agreement be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

      9. Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.


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      IN WITNESS WHEREOF, the undersigned hereto have executed this Management
Services Termination Agreement as of the date first above written.

                              ISOTOPE SOLUTIONS:

                              By:
                                 -----------------------------------
                              Name:
                              Title:


                              NEW YORK MEDICAL ONCOLOGY, P.C.

                              By:
                                 -----------------------------------
                              Name:
                              Title: